                                  SCHEDULE 14A
                                 (RULE 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement                [ ]  Confidential, for Use of the Commission
[X]  Definitive Proxy Statement                      Only (as permitted by Rule 14a-6(e)(2))
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                           SUN HYDRAULICS CORPORATION
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

     (2)  Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     (4)  Proposed maximum aggregate value of transaction:

     (5)  Total fee paid:

[ ]  Fee paid previously with preliminary materials:

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

     (2)  Form, Schedule or Registration Statement No.:

     (3)  Filing Party:

     (4)  Date Filed:

                                                                 April 12, 2001



Dear Shareholder:

         You are cordially invited to attend the 2001 Annual Meeting of Shareholders of Sun Hydraulics Corporation. The Meeting will be held Saturday, May 19, 2001, at 10:00 a.m., Eastern Daylight Savings Time, at the Company's manufacturing facility located at 701 Tallevast Road, Sarasota, Florida 34243. A tour of the plant and refreshments will follow the Meeting.

         The Notice of the Meeting and the Proxy Statement on the following pages cover the formal business of the Meeting, which includes the election of Directors, approval of the Company's 2001 Restricted Stock Plan, approval of the Company's Employee Stock Purchase Plan, and a proposal to ratify the appointment of the Company's independent certified public accountants. We also will report on the progress of the Company and comment on matters of current interest.

         It is important that your shares be represented at the Meeting. We ask that you promptly sign, date and return the enclosed proxy card in the envelope provided, even if you plan to attend the Meeting. Returning your proxy card to us will not prevent you from voting in person at the Meeting if you are present and choose to do so.

         If your shares are held in street name by a bank, brokerage or other nominee, it will supply you with a proxy to be returned to it. It is important that you return the form to the nominee as quickly as possible so that the nominee may vote your shares. You may not vote your shares in person at the Meeting unless you obtain a power of attorney or legal proxy from your nominee authorizing you to vote the shares, and you present this power of attorney or proxy at the Meeting.

         The Board of Directors and management look forward to greeting you personally at the Meeting.

                                          Sincerely,



                                          CLYDE G. NIXON
                                          Chairman of the Board

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                             SATURDAY, MAY 19, 2001

         Notice hereby is given that the Annual Meeting of Shareholders of Sun Hydraulics Corporation, a Florida corporation, will be held on Saturday, May 19, 2001, at 10:00 a.m., Eastern Daylight Savings Time, at the Company's manufacturing facility, located at 701 Tallevast Road, Sarasota, Florida 34243, for the following purposes:

                  1. To elect two Directors to serve until the Annual Meeting in 2004 and until their successors are elected and qualified or until their earlier resignation, removal from office or death;

                  2. To approve the adoption of the Sun Hydraulics Corporation 2001 Restricted Stock Plan;

                  3. To approve the adoption of the Sun Hydraulics Corporation Employee Stock Purchase Plan;

                  4. To ratify the appointment of PricewaterhouseCoopers LLP as the Company's independent certified public accountants for the year 2001; and

                  5. To transact such other business as properly may come before the Meeting or any adjournment thereof.

         Your attention is directed to the Proxy Statement accompanying this Notice for a more complete description of the matters to be acted upon at the Meeting. The 2000 Annual Report of the Company is enclosed. Shareholders of record at the close of business on March 31, 2001, are entitled to receive notice of and to vote at the Meeting and any adjournment thereof.

         All shareholders are cordially invited to attend the Meeting. Whether or not you expect to attend, please sign and return the enclosed Proxy promptly in the envelope provided to assure the presence of a quorum. You may revoke your Proxy and vote in person at the Meeting if you desire. If your shares are held in street name by a brokerage, your broker will supply you with a proxy to be returned to the brokerage. It is important that you return the form to the brokerage as quickly as possible so that the brokerage may vote your shares. You may not vote your shares in person at the Meeting unless you obtain a power of attorney or legal proxy from your broker authorizing you to vote the shares, and you present this power of attorney or proxy at the Meeting.

                                          By order of the Board of Directors,


                                          /s/ Gregory C. Yadley
                                          -------------------------------------
                                          GREGORY C. YADLEY
                                          Secretary

Sarasota, Florida
April 12, 2001

                           SUN HYDRAULICS CORPORATION
                          1500 WEST UNIVERSITY PARKWAY
                            SARASOTA, FLORIDA 34243

                                PROXY STATEMENT


         This Proxy Statement is furnished by the Board of Directors and Management of Sun Hydraulics Corporation (the "Company") in connection with the solicitation of proxies to be voted at the Company's 2001 Annual Meeting of Shareholders, which will be held on Saturday, May 19, 2001, at 10:00 a.m., Eastern Daylight Savings Time, at the Company's manufacturing facility, located at 701 Tallevast Road, Sarasota, Florida 34243 (the "Meeting").

         Any proxy delivered pursuant to this solicitation may be revoked, at the option of the person executing the proxy, at any time before it is exercised by delivering a signed revocation to the Company, by submitting a later-dated proxy, or by attending the Meeting in person and casting a ballot. If proxies are signed and returned without voting instructions, the shares represented by the proxies will be voted as recommended by the Board of Directors.

         The cost of soliciting proxies will be borne by the Company. In addition to the use of the mails, proxies may be solicited personally or by telephone by regular employees of the Company. The Company does not expect to pay any compensation for the solicitation of proxies, but may reimburse brokers and other persons holding stock in their names, or in the names of nominees, for their expense in sending proxy materials to their principals and obtaining their proxies. The approximate date on which this Proxy Statement and enclosed form of proxy first has been mailed to shareholders is April 12, 2001.

         The close of business on March 31, 2001, has been designated as the record date for the determination of shareholders entitled to receive notice of and to vote at the Meeting. As of March 31, 2001, 6,384,948 shares of the Company's Common Stock, par value $.001 per share, were issued and outstanding. Each shareholder will be entitled to one vote for each share of Common Stock registered in his or her name on the books of the Company on the close of business on March 31, 2001, on all matters that come before the Meeting. Directors shall be elected by a plurality of the shares represented, in person or by proxy, and voting at the Meeting. For all other matters, the affirmative vote of the holders of a majority of the shares represented, in person or by proxy, and voting at the Meeting will be required to take action at the Meeting. Abstentions will be counted toward the number of shares represented at the Meeting. Broker non-votes will be disregarded.


                             ELECTION OF DIRECTORS

         The Board of Directors of the Company currently consists of eight members. The Board is divided into three classes of Directors serving staggered three-year terms. Directors hold their positions until the annual meeting of shareholders in the year in which their terms expire, and until their respective successors are elected and qualified or until their earlier resignation, removal from office or death.

         The term of office of two of the Company's current eight Directors, Ferdinand E. Megerlin and Clyde G. Nixon, will expire at the 2001 Annual Meeting. The Board of Directors unanimously recommends that you vote "FOR" the reelection of Ferdinand E. Megerlin and Clyde G. Nixon to serve until the

Company's annual meeting in 2004, and until their respective successors shall be duly elected and qualified or until their earlier resignation, removal from office or death.

         Shareholders may vote for up to two nominees. The affirmative vote of a majority of the shares represented at the Meeting and entitled to vote thereon will be required for the election of Directors. Shareholders may not vote cumulatively in the election of Directors. Broker non-votes will be disregarded. In the event any of the nominees should be unable to serve, which is not anticipated, the proxy committee, which consists of Robert E. Koski and Clyde G. Nixon, will vote for such other person or persons for the office of Director as the Board of Directors may recommend.


                           GOVERNANCE OF THE COMPANY

DIRECTORS AND EXECUTIVE OFFICERS

         The following table sets forth the names and ages of the Company's Directors, nominees for Director, and executive officers and the positions they hold with the Company. Executive officers serve at the pleasure of the Board of Directors.

NAME                     AGE    POSITION

Clyde G. Nixon           65     Chairman of the Board of Directors (term
                                expiring in 2001) Nominee for Director (term expiring in 2004)

Allen J. Carlson         50     President, Chief Executive Officer and Director
                                (term expiring in 2003)

Jeffrey Cooper           60     Engineering Manager

Richard J. Dobbyn        57     Chief Financial Officer

Peter G. Robson          56     General Manager, Sun Hydraulics Limited

John S. Kahler           61     Director (term expiring in 2003), and a member
                                of the Audit and Compensation Committees

Christine L. Koski       43     Director (term expiring in 2002)

Robert E. Koski          72     Director (term expiring in 2003), and a member
                                of the Compensation Committee

Ferdinand E. Megerlin    62     Director (term expiring in 2001) Nominee for
                                Director (term expiring in 2004) and a member of the Compensation Committee

Taco van Tijn            77     Director (term expiring in 2002) and a member
                                of the Audit Committee

David N. Wormley         61     Director (term expiring in 2002) and a member
                                of the Compensation Committee

         MR. NIXON joined the Company in January 1988, and served as its President and Chief Executive Officer from November 1988 until May 2000, at which time he was named Chairman of the Board. From September 1985 to January 1988, he served as Vice President of Cross & Trecker Corporation and was President of Warner & Swasey Company, its wholly-owned subsidiary. From 1964 to 1985, he served in various management capacities with Brown & Sharpe Manufacturing Corporation, most recently as Vice President of its fluid power division and President of Double A Products Company, its wholly-owned subsidiary. Mr. Nixon is a graduate of Cornell University and the Harvard Business School, and is Past Chairman of the Board of the National Fluid Power Association. Mr. Nixon has over 32 years experience in the fluid power industry.

         MR. CARLSON joined the Company in March 1996 and served as Vice President from January 2000 until May 2000, when he was named President and Chief Executive Officer. From October 1977 to March 1996, Mr. Carlson held various engineering, marketing and management positions for Vickers Incorporated, a wholly-owned subsidiary of Trinova Corporation. He is a graduate of the Milwaukee School of Engineering and the Advanced Management Program at the Harvard Business School. Mr. Carlson has over 29 years experience in the fluid power industry.

         MR. COOPER joined the Company in December 1990 as an engineer and has been Engineering Manager since September 1991. From August 1987 to December 1990, he was Engineering Manager, Mobile Valves, of Vickers, Incorporated, a wholly-owned subsidiary of Trinova Corporation, and from September 1979 to August 1986, he served as Vice President of Engineering for Double A Products Company. Mr. Cooper is an engineering graduate of Willesden College of Technology, London, England. Mr. Cooper has over 31 years experience in the fluid power industry.

         MR. DOBBYN joined the Company in October 1995 and was named Chief Financial Officer in July 1996. From June 1995 to October 1995, Mr. Dobbyn served as the Controller of Protek Electronics. From July 1994 to June 1995, he served as the Fiscal Director of a non-profit child care agency. From September 1984 to July 1994, Mr. Dobbyn was Senior Vice President-Finance and Administration for Loral Data Systems, formerly Fairchild Weston Systems, a Schlumberger company. Mr. Dobbyn is a Certified Public Accountant and a graduate of Boston College.

         MR. ROBSON has served as a Director of Sun Hydraulics Limited, Coventry, England, since May 1993, and has been employed by the Company as the General Manager of its United Kingdom operations since 1982. Mr. Robson is a Chartered Engineer and a graduate of Coventry University. Mr. Robson has over 33 years experience in the fluid power industry.

         MR. KAHLER is the President, CEO and a Director of Cincinnati Incorporated. Mr. Kahler has served in various management positions with Cincinnati Incorporated since 1989. He is a graduate of Carnegie-Mellon University and the Harvard Business School.

         MS. KOSKI since 1980 held various positions in sales, product management, purchasing, sales management, and international marketing with Celanese Ltd. or its former affiliates, including Hoechst AG and Hoechst Celanese Chemical Group Ltd. From April 1996 through March 2000, Ms. Koski was Global Marketing Manager - Acrylic Acid and Monomers business line of Celanese AG. Ms. Koski currently is pursuing an MBA degree from Southern Methodist University.

         MR. KOSKI is a co-founder of the Company and served as its Chairman of the Board from the Company's inception in 1970 until his retirement in May of 2000. He was also its President and Chief Executive Officer from 1970 until November 1988. He is a graduate of Dartmouth College and past Chairman of the Board of the National Fluid Power Association. Mr. Koski has over 38 years experience in the fluid power industry, and has served as Chairman of the Fluid Power Systems and Technology

Division of the American Society of Mechanical Engineers, and as a member of the Board of Directors of the National Association of Manufacturers.

         DR. MEGERLIN is Chairman and Joint Managing Director of Linde AG's Industrial Trucks and Hydraulics Division in Aschaffenburg, Germany. He is also Chairman of Linde's U.S. subsidiaries Linde Hydraulics Corp., Canfield, Ohio, and Linde Lift Truck Corp., Sommerville, South Carolina. Within VDMA, German's association for mechanical and plant engineering, Dr. Megerlin serves as Vice Chairman of the German Fluid Power Association. He is a mechanical engineer and received his Dipl-Ing (M.S.) degree from the Technical University of Karlsruhe, Germany, and his Dr.-Ing. (Ph.D.) from TH Aachen, Germany. Dr. Megerlin has over 30 years of experience in the fluid power industry.

         MR. VAN TIJN is an attorney (solicitor), who has practiced law in London, England, since May 1977. Since June 1998, he has been a consultant with Rooks Rider. Mr. van Tijn has been a Director of the Company since February 1989, and the principal statutory officer of Sun Hydraulik Holdings Limited since January 1991.

         DR. WORMLEY is the Dean of the Engineering School at Pennsylvania State University, where he has taught since 1992. He previously was a member of the engineering faculty at the Massachusetts Institute of Technology. Dr. Wormley has served as a Director of the Company since December 1992. He is an engineer and earned his Ph.D. from the Massachusetts Institute of Technology.

COMMITTEES OF THE BOARD OF DIRECTORS

         The Board of Directors has an Audit Committee and a Compensation Committee. The Company does not have a Nominating Committee; instead, the entire Board of Directors functions as a Nominating Committee.

         The Audit Committee was appointed in February 1997 and held four meetings in 2000. The functions of the Audit Committee are to recommend annually to the Board of Directors the appointment of the independent public accountants of the Company, to discuss and review the scope of and the fees for the prospective annual audit with the independent public accountants, to review the results thereof with the independent public accountants, to review and approve non-audit services of the independent public accountants, to review compliance with existing major accounting and financial policies of the Company, to review the adequacy of the financial organization of the Company, to review management's procedures and policies relative to the adequacy of the Company's internal accounting controls, to review compliance with federal and state laws relating to accounting practices and to review and approve (with the concurrence of a majority of the disinterested Directors of the Company) transactions, if any, with affiliated parties.

         The responsibilities of the Compensation Committee include, among other matters, the annual review of the Company's compensation strategy and programs; the individual elements of total compensation for the Chief Executive Officer and other executive officers; cash and equity-related incentive plans for management; the remuneration of non-management (outside) directors; the review, approval and recommendation to the Board of Directors of the terms and conditions of all employee benefit plans or changes thereto; the administration of the Company's stock option plans; and the discharge of the responsibilities required by the rules of the Securities and Exchange Commission. The Compensation Committee met twice during 2000.

DIRECTOR COMPENSATION, PARTICIPATION AND RELATIONSHIPS

         Directors who are not employees of the Company are paid $2,500 for attendance at each meeting of the Board of Directors, as well as each meeting of each Board Committee on which they serve when the committee meeting is not held within one day of a meeting of the Board of Directors. Directors also are reimbursed for their expenses incurred in connection with their attendance at such meetings.

         The Board of Directors held four meetings during 2000. Each Director attended all of the meetings of the Board and of each committee of which he was a member in 2000.

         No family relationships exist between any of the Company's Directors and executive officers, except that Ms. Koski is the daughter of Mr. Koski. Ms. Koski and Mr. Koski beneficially own 37.6% and 41%, respectively, of the outstanding shares of Common Stock. There are no arrangements or understandings between Directors and any other person concerning service as a Director.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

         The current members of the Company's Compensation Committee are John Kahler, Robert E. Koski, Ferdinand E. Megerlin, and David N. Wormley. Mr. Koski is the former Chairman and during 2000 was an employee of the Company.

COMPLIANCE WITH SECTION 16(A) OF THE SECURITIES EXCHANGE ACT OF 1934

         Section 16(a) of the Securities Exchange Act of 1934 requires the Company's Directors, officers and holders of more than 10% of the Company's Common Stock to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of Common Stock and any other equity securities of the Company. To the Company's knowledge, based solely upon a review of the forms, reports and certificates filed with the Company by such persons, all of them complied with the Section 16(a) filing requirements in 2000.


                              CERTAIN TRANSACTIONS

         During fiscal 2000, neither the Company nor either of its subsidiaries entered into or proposed to enter into any transactions with a value in excess of $60,000 with any director, or executive officer, or security holder known to own of record or beneficially more than 5% of the Company's common stock. Further, no director or executive officer had a business relationship with or was indebted to the Company or either of its subsidiaries reportable under the rules of the Securities and Exchange Commission during fiscal 2000.


                            INDEPENDENT AUDITOR FEES

AUDIT FEES

         The Company incurred aggregate fees of $120,000 to PricewaterhouseCoopers LLP for professional services rendered for the audit of the Company's fiscal year 2000 consolidated financial statements and for the reviews of the financial statements included in the Company's Forms 10-Q for fiscal year 2000.

ALL OTHER FEES

         In addition to the Audit Fees incurred by the Company to PricewaterhouseCoopers LLP for fiscal year 2000, the Company incurred $42,000 in fees for tax consultation and $25,700 for the statutory audit of the Company's United Kingdom subsidiaries.


                             AUDIT COMMITTEE REPORT

         Notwithstanding anything to the contrary set forth in any of the Company's previous or future filings under the Securities Act of 1933 or the Securities Exchange Act of 1934 that might incorporate future filings made by the Company under those statutes, the following report shall not be deemed to be incorporated by reference into any prior filings nor future filings made by the Company under those statutes, or to be "soliciting material" or to be "filed" with the Securities and Exchange Commission or subject to Regulations 14A or 14C or to the liabilities of Section 18 of the Securities Exchange Act of 1934.

         Each of the members of the Audit Committee is independent pursuant to Rule 4200(a)(15) of the National Association of Securities Dealers' listing standards. The Audit Committee operates under a written charter adopted by the Board of Directors, which is included in this Proxy Statement as Appendix A.

         Management is responsible for the Company's internal controls, financial reporting process and compliance with laws and regulations and ethical business standards. The independent accountants are responsible for performing an independent audit of the Company's consolidated financial statements in accordance with generally accepted auditing standards and to issue a report thereon. The primary purpose of the Audit Committee is to assist the Board of Directors in fulfilling its responsibility to oversee the Company's financial reporting activities. The committee meets with the Company's independent accountants and reviews the scope of their audit, report and recommendations. The Audit Committee also recommends to the Board of Directors the selection of the Company' independent accountants. The committee met four times during 2000.

         The Audit Committee has reviewed and discussed the audited financial statements of the Company for the fiscal year ended December 30, 2000, with the Company's management. Management represented to the Committee that the Company's consolidated financial statements were prepared in accordance with generally accepted accounting principles, and the Committee has reviewed and discussed the consolidated financial statements with management and the independent accountants. The Audit Committee has discussed with PricewaterhouseCoopers LLP, the Company's independent accountants, the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees).

         The Audit Committee has also received the written disclosures and the letter from PricewaterhouseCoopers LLP required by Independence Standards Board Standard No. 1 (Independence Discussion with Audit Committees) and the Audit Committee has discussed the independence of PricewaterhouseCoopers LLP with that firm. The Audit Committee has considered the provision of services by PricewaterhouseCoopers LLP covered in Audit Fees and All Other Fees above and has determined that such services are compatible with maintaining their independence from the Company.

         Based on the Audit Committee's review and discussions noted above, the Audit Committee recommended to the Board of Directors that the Company's audited financial statements be included in the Company's Annual Report on Form 10-K for the fiscal year ended December 30, 2000, for filing with the Securities and Exchange Commission.

                                          AUDIT COMMITTEE

                                          John S. Kahler
                                          Taco Van Tijn


         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

         The following table sets forth as of March 31, 2001, information as to the beneficial ownership of the Company's Common Stock by (i) each person or entity known by the Company to be the beneficial owner of more than 5% of the outstanding shares of Common Stock, (ii) each Director, (iii) Each Named Executive Officer of the Company, and (iv) all Directors and executive officers of the Company as a group.

                                              AMOUNT AND NATURE OF    PERCENT OF
NAME AND ADDRESS OF BENEFICIAL OWNER (1)    BENEFICIAL OWNERSHIP(2)     CLASS
----------------------------------------    -----------------------     -----

Robert E. Koski(3)(4)(5)................           2,618,921             41.0
Beverly Koski(3)(4)(5)..................           2,618,921             41.0
Christine L. Koski(3)...................           2,397,838             37.6
  3525 Turtle Creek Boulevard #19B
  Dallas, Texas 75219
Robert C. Koski(3)(5)...................           2,375,543             37.2
  315 Sycamore Street
  Decatur, Georgia 30030
Thomas L. Koski(3)......................           2,333,543             36.5
  Six New Street
  East Norwalk, Connecticut 06855
Koski Family Limited Partnership........           2,333,543             36.5
  3525 Turtle Creek Boulevard #19B
  Dallas, Texas 75219
Royce & Associates, Inc.(6).............             597,500              9.4
Royce Management Company
Charles M. Royce
  1414 Avenue of the Americas
  New York, NY  10019

Bradley S. Ferrell(7)...................             460,642              7.2
  5924 Cranbrook Way, #101
  Naples, Florida 34112
Robert S. and Ann R. Ferrell(8).........             323,537              5.1
  5924 Cranbrook Way, #101
  Naples, Florida 34112
Clyde G. Nixon(9).......................             239,144              3.7
Peter G. Robson(10).....................              97,995              1.5
Jeffrey Cooper(10)......................              82,789              1.3
Richard J. Dobbyn(11)...................              42,500              *

                                              AMOUNT AND NATURE OF    PERCENT OF
NAME AND ADDRESS OF BENEFICIAL OWNER (1)    BENEFICIAL OWNERSHIP(2)     CLASS
----------------------------------------    -----------------------     -----

Taco van Tijn(12).......................              23,920              *
Allen J. Carlson(13)....................              22,500              *
David N. Wormley(14)....................               3,940              *
John S. Kahler(15)......................               3,200              *
Ferdinand E. Megerlin...................                   0              -
All Directors and Executive Officers
  as a Group (11 persons)...............           3,199,204             50.1

--------------
 *   Less than 1%.

(1) Unless otherwise indicated, the address of each of the persons listed who own more than 5% of the Company's Common Stock is 1500 West University Parkway, Sarasota, Florida 34243.

(2) This column sets forth shares of the Company's Common Stock which are deemed to be "beneficially owned" by the persons named in the table under Rule 13d-3 of the Securities and Exchange Commission. Except as otherwise indicated, the persons listed have sole voting and investment power with respect to all shares of Common Stock owned by them, except to the extent such power may be shared with a spouse.

(3) Includes 2,333,543 shares owned by the Koski Family Limited Partnership, over which Christine L. Koski, Robert C. Koski, Thomas L. Koski, Robert E. Koski and Beverly Koski share voting and investment power as the general partners in the Partnership. Christine L. Koski, Robert C. Koski and Thomas L. Koski are the adult children of Robert E. Koski and Beverly Koski.

(4) Includes 141,216 shares owned by Beverly Koski and 117,162 shares owned by Robert E. Koski. Beverly Koski is the spouse of Robert E. Koski.

(5) Includes 27,000 shares owned by the Koski Family Foundation, Inc., over which Robert E. Koski, Beverly Koski and Robert C. Koski share voting and investment power.

(6) According to Amendment No. 2 to the Schedule 13G, filed February 5, 2001, by Royce & Associates, Inc. ("Royce") and Royce Management Company ("RMC"), registered investment advisors, and Charles M. Royce, Royce has sole voting and investment power with respect to 590,700 shares, and RMC has sole voting and investment power with respect to 6,800 shares. According to the Schedule 13G, Charles M. Royce may be deemed to be a controlling person of Royce and RMC, and as such may be deemed to beneficially own the shares beneficially owned by Royce and RMC. According to the Schedule 13G, Mr. Royce does not own any shares outside of Royce and RMC, and disclaims beneficial ownership of the shares held by Royce and RMC.

(7) Includes 38,205 shares owned by Mr. Ferrell, over which Mr. Ferrell has sole voting and investment power, and 422,437 shares beneficially owned by Mr. Ferrell in his capacity as trustee of various trusts, over which Mr. Ferrell has shared voting and investment power.

(8) Includes 6,500 shares owned by the Robert S. Ferrell Trust, of which Robert S. Ferrell is the sole trustee, 186,125 shares owned by Bradley S. Ferrell, Trustee of Robert S. Ferrell Flint Trust, dated 06/16/98, 6000 shares owned by the Ann R. Ferrell Trust, of which Ann R. Ferrell is the sole trustee, 125,312 shares owned by Bradley S. Ferrell, Trustee of Ann
     R. Ferrell Flint Trust dated 06/16/98, and 600 shares owned individually by Ann R. Ferrell. Robert S. Ferrell is the spouse of Ann R. Ferrell.

(9) Includes 147,395 shares subject to currently exercisable options and 49,522 shares in the Joan Nixon Trust.

(10) Represents shares subject to currently exercisable options.

(11) Includes 41,000 shares subject to currently exercisable options.

(12) Includes 3,920 shares subject to currently exercisable options, 2,500 shares owned by Mr. van Tijn's spouse, and 15,000 shares owned by Taco van Tijn Settlement, of which Mr. van Tijn and his spouse have a life interest.

(13) Includes 22,000 shares subject to currently exercisable options.

(14) Includes 2,940 shares subject to currently exercisable options.

(15) Includes 2,200 shares owned in trust, of which Mr. Kahler's spouse is the trustee and beneficiary.


                             EXECUTIVE COMPENSATION

         Notwithstanding anything to the contrary set forth in any of the Company's previous or future filings under the Securities Act of 1933 or the Securities Exchange Act of 1934 that might incorporate future filings made by the Company under those statutes, neither the following "Report of the Compensation Committee" nor the "Performance Graph" set forth below shall be deemed to be incorporated by reference into any prior filings or future filings made by the Company under those statutes, or to be "soliciting material" or to be "filed" with the Securities and Exchange Commission or subject to Regulations 14A or 14C or to the liabilities of Section 18 of the Securities Exchange Act of 1934.

REPORT OF THE COMPENSATION COMMITTEE

         Pursuant to the Compensation Committee Charter approved by the Board of Directors on March 3, 2001, the Compensation Committee oversees the Company's compensation program. The goals of the Company's compensation program are to attract, retain, motivate and reward highly qualified management personnel and to provide them with long-term career opportunities. The Company's compensation philosophy is to provide its executives with a competitive total compensation package which motivates superior job performance, the achievement of the Company's business objectives, and the enhancement of shareholder value.

         Compensation of the Company's executive officers is reviewed annually by the Board of Directors and the Compensation Committee. Changes proposed for these employees are evaluated and approved by the Compensation Committee on an individual basis. The Company's general approach to compensating executive officers is to pay cash salaries which generally are competitive within ranges of salaries paid to executives of other manufacturing companies, although the Company does not attempt to meet salary levels of such companies. Instead, the Committee sets overall compensation at a level it believes to be fair, based upon a subjective analysis of the individual executive's experience and past and potential contributions to the Company. To assist in determining appropriate overall compensation, the Compensation Committee reviews information regarding revenues, income, and executive compensation for other public manufacturing companies.

         Stock option grants to employees of the Company, including the Chief Executive Officer, are made at the discretion of the Compensation Committee pursuant to the Company's 1996 Stock Option Plan. Factors and criteria to be used by the Compensation Committee in the award of stock options include individual responsibilities, individual performance and direct and indirect contributions to the profitability of the Company.

         Section 162(m) of the Internal Revenue Code limits the tax deduction to $1 million for compensation paid to a corporation's key executive officers unless certain requirements are met. One of the requirements imposed under regulations promulgated by the Internal Revenue Service is that the corporation's compensation committee be comprised solely of "disinterested directors." Not all of the Directors serving on the Company's Compensation Committee are disinterested under those regulations. However, given the Company's compensation program and historic compensation levels, the Company does not believe the limitation on deductibility will have a material effect on the Company. The Company intends to monitor the effect of the Section 162(m) regulations and take steps in the future as might be appropriate.


                                       COMPENSATION COMMITTEE

                                          John S. Kahler
                                          Robert E. Koski
                                          Ferdinand E. Megerlin
                                          David N. Wormley

SUMMARY COMPENSATION

         The following table is a summary of the compensation paid or accrued by the Company for the last three fiscal years for services in all capacities to the Company's Chief Executive Officer and each of its four most highly compensated executive officers who earned more than $100,000 from the Company in 2000 under the rules of the Securities and Exchange Commission (the "Named Executive Officers").


                           SUMMARY COMPENSATION TABLE
-------------------------------------------------------------------------------
                                                  LONG TERM
                                                COMPENSATION
                                                  AWARDS--
                                                 SECURITIES
        NAME AND                                 UNDERLYING       OTHER ANNUAL
   PRINCIPAL POSITION        YEAR    SALARY    OPTIONS/SARS(#)   COMPENSATION(1)
-------------------------    ----    -------   ---------------   ---------------

Clyde G. Nixon               2000    205,200         --              $19,816(2)
  Chairman of the            1999    205,200         --               11,703(2)
  Board of Directors         1998    191,300         --               17,084
-------------------------    ----    -------   ---------------   ---------------

Allen J. Carlson             2000    157,500         --              $10,230
  President and Chief        1999    122,000         --                2,850
  Executive Officer          1998    110,350         --                2,466
-------------------------    ----    -------   ---------------   ---------------
                             2000    138,100         --              $14,677
Jeffrey Cooper               1999    133,100         --                7,246
  Engineering Manager        1998    126,525         --               11,683
-------------------------    ----    -------   ---------------   ---------------
                             2000    130,000         --              $ 9,560
Richard J. Dobbyn            1999    118,000         --                4,228
  Chief Financial Officer    1998    107,575         --                5,773
-------------------------    ----    -------   ---------------   ---------------
Peter G. Robson              2000    103,976         --              $18,589
   General Manager,          1999    100,181         --               18,402
   Sun Hydraulics Limited    1998     95,628         --               17,772
-------------------------    ----    -------   ---------------   ---------------

---------------
(1) Except as otherwise noted, reflects primarily contributions made by the Company on behalf of the employee to the Company's 401(k) plan and excess life insurance premiums.

(2)  Includes dues of $750.


                                     OPTION/SAR GRANTS IN LAST FISCAL YEAR
-----------------------------------------------------------------------------------------------------------------
                             INDIVIDUAL GRANTS
                           -------------------------
                                           PERCENT                                    POTENTIAL REALIZABLE VALUE
                                           OF TOTAL                                   AT ASSUMED ANNUAL RATES OF
                                           OPTIONS                                    STOCK PRICE APPRECIATION
                           NUMBER OF      GRANTED TO                                      FOR OPTION TERM(1)
                           SECURITIES     EMPLOYEES         BASE                    ----------------------------
                             OPTIONS      IN FISCAL        PRICE       EXPIRATION    5%($)      10%($)     0%($)
         NAME              GRANTED (#)       YEAR          ($/SH)         DATE      ----------------------------
          (A)                 (B)             (C)            (D)           (E)        (F)        (G)        (H)
------------------------    ------           -----           ----       --------    -------    --------     ----

Clyde G. Nixon              20,000           19.4%           8.00       09/09/10    $66,159    $162,954       --
------------------------    ------           ----            ----       --------    -------    --------     ----
Allen Carlson               10,000           35.0%           6.00       01/03/10     33,080      81,477       --
                            26,000                           8.00       09/09/10     86,007     211,840
------------------------    ------           ----            ----       --------    -------    --------     ----
Jeffrey Cooper               2,000            1.9%           6.75       11/16/10      6,616      16,295       --
------------------------    ------           ----            ----       --------    -------    --------     ----
Richard J. Dobbyn            2,000            1.9%           6.75       11/16/10      6,616      16,295       --
------------------------    ------           ----            ----       --------    -------    --------     ----
Peter G. Robson              5,000            4.9%           6.75       11/16/10     16,540      40,738       --
------------------------    ------           ----            ----       --------    -------    --------     ----

---------------
(1) The options were granted on January 3, 2000, September 9, 2000, and November 16, 2000, at exercise prices of $6.00, $8.00, and $6.75, respectively, the closing prices for the shares of Common Stock on such dates. The 5% and 10% assumed annual rates of stock price appreciation are provided in compliance with Regulation S-K under the Securities Exchange Act of 1934. The Company does not necessarily believe that these appreciation calculations are indicative of actual future stock option values or that the price of Common Stock will appreciate at such rates.


                      AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR
                               AND FISCAL YEAR END OPTION VALUES
--------------------------------------------------------------------------------------------------
                                                         NUMBER OF SECURITIES        VALUE OF
                                                              UNDERLYING           UNEXERCISED
                                                              UNEXERCISED          IN-THE-MONEY
                                                            OPTIONS/SARs AT        OPTIONS/SARS
                                                                FISCAL               AT FISCAL
                                            VALUE              YEAR-END(#)          YEAR-END($)
                      SHARES ACQUIRED      REALIZED           EXERCISABLE/          EXERCISABLE/
       NAME           ON EXERCISE (#)         ($)            UNEXERCISABLE        UNEXERCISABLE(1)
-----------------     ---------------      --------      --------------------     ----------------
       (A)                  (B)               (C)                 (D)                    (E)
       ---                  ---               ---                 ---                    ---
Clyde G. Nixon              ---               --            136,869/16,677             $627,818/0
-----------------     ---------------      --------      --------------------     ----------------
Allen J. Carlson            ---               --             22,000/38,000             $ 66,250/0
-----------------     ---------------      --------      --------------------     ----------------
Jeffrey Cooper              ---               --             77,369/19,420             $289,440/0
-----------------     ---------------      --------      --------------------     ----------------
Richard J. Dobbyn           ---               --             34,000/15,000                    0/0
-----------------     ---------------      --------      --------------------     ----------------
Peter G. Robson             ---               --             89,574/13,421             $370,245/0
-----------------     ---------------      --------      --------------------     ----------------

---------------
(1) Based upon the December 30, 2000, closing stock price of $6.625 per share, as reported on the Nasdaq National Market.

         The information contained in the following sections "Report of Board of Directors Acting as Compensation Committee" and "Performance Graph" are not deemed to be "soliciting material" or to be "filed" with the Securities and Exchange Commission or subject to Regulations 14A or 14C or to the liabilities of Section 18 of the Securities Exchange Act of 1934.

PERFORMANCE GRAPH

         The following graph compares cumulative total return among Sun Hydraulics Corporation, the Nasdaq Stock Market Index (U.S.) and a peer group from January 9, 1997, to December 31, 2000, assuming $100 invested in each on January 9, 1997, the date of the initial public offering of the Company's Common Stock. Total return assumes reinvestment of any dividends for all companies considered within the comparison. The stock price performance shown on the graph above is not necessarily indicative of future price performance. Companies in the peer group are Denison International plc, Moog Inc., The Oilgear Company and Sauer-Danfoss, Inc. Sauer-Danfoss, Inc. began reporting as a publicly-held company in 1998.




                              [PERFORMANCE GRAPH]




                               1/9/97    6/97     12/97    6/98     12/98    6/99    1/00     6/00     12/00
---------------------------    ------    ----     -----    ----     -----    ----    ----     ----     -----

Sun Hydraulics Corporation      $100     $123     $128     $172     $ 90     $ 98    $ 72     $100     $ 80
                                -----    ----     -----    ----     -----    ----    ----     ----     -----
Peer Group                      $100     $128     $144     $158     $114     $125    $ 99     $108     $111
                                -----    ----     -----    ----     -----    ----    ----     ----     -----
Nasdaq Stock Market (U.S.)      $100     $109     $119     $143     $168     $206    $312     $305     $188
===========================     ====     ====     ====     ====     ====     ====    ====     ====     ====

---------------
Note: The stock price performance shown on the graph above is not necessarily indicative of future price performance.

                           APPROVAL OF THE COMPANY'S
                           2001 RESTRICTED STOCK PLAN

         The Board of Directors of the Company adopted the Sun Hydraulics Corporation 2001 Restricted Stock Plan (the "Restricted Stock Plan") on April 2, 2001. The Restricted Stock Plan is subject to approval by the shareholders of the Company at the Meeting. The Restricted Stock Plan authorizes the Board of Directors to grant restricted stock to officers, employees, consultants and directors of the Company and to those of its subsidiaries.

         The purpose of this Restricted Stock Plan is to promote the growth and profitability of the Company by (i) providing officers, employees, consultants and directors of the Company and its subsidiaries with additional incentives to achieve long-term corporate objectives, (ii) assisting the Company in attracting and retaining officers, employees, consultants and directors of outstanding competence, and (iii) providing such officers, employees, consultants and directors with an opportunity to acquire an equity interest in the Company.

         If the Restricted Stock Plan is approved by the shareholders at the Meeting, the Company intends to offer current holders of 105,000 out-of-the-money stock options granted on May 26, 1998, under the Company's 1996 Stock Option Plan an opportunity to voluntarily terminate such options in exchange for 26,250 shares of restricted stock. Named Executive Officers who received such options will not be given the opportunity to participate in this limited program.

         FOLLOWING IS A SUMMARY WHICH DOES NOT PURPORT TO BE A COMPLETE STATEMENT OF THE PROVISIONS OF THE RESTRICTED STOCK PLAN. IN CASE OF ANY CONFLICT BETWEEN THIS SUMMARY AND THE ACTUAL TEXT OF THE PLAN, WHICH IS ATTACHED AS APPENDIX B TO THIS PROXY STATEMENT, THE TERMS OF THE PLAN CONTROL.

         Capitalized terms used in the following summary but not defined have the meanings set forth in the Restricted Stock Plan.

         Shares Available Under the Restricted Stock Plan. Subject to adjustment as provided in the Restricted Stock Plan, the number of shares of Common Stock that may be issued by outstanding awards granted under the Restricted Stock Plan will not in the aggregate exceed 275,000, which may be original issue shares, treasury shares, or a combination thereof.

         Eligibility. The Board of Directors may, in its discretion award Restricted Shares to any officer, employee, consultant or member of the Board of Directors of the Company and to those of its subsidiaries.

         Restricted Shares. At the time of the Award, the Board of Directors will cause the Company to deliver to the Participant a Restricted Share Agreement specifying the terms of such Award. Upon the execution of the Restricted Share Agreement by the Participant, and the payment of the purchase price for the Restricted Shares set forth therein, if any, the Board of Directors will cause the Company to issue a certificate or certificates for such Restricted Shares, registered in the name of the Participant.

         Restrictions and Rights as a Shareholder. During the Restriction Period, which period may not be less than six (6) months, the Participant will not be permitted to sell, transfer, pledge or assign the Restricted Shares. The Restricted Shares will constitute issued and outstanding shares of Common Stock for all corporate purposes, and except as provided below, the Participant may have with respect to the Restricted Shares all of the rights of a shareholder of the Company, including the right to vote such Restricted Shares, to receive and retain all regular cash dividends, and to exercise all other rights, powers and privileges of a holder of Common Stock with respect to such Restricted Shares, with the exception that (i) the Participant will not be entitled to delivery of the stock until the Restriction Period will have expired; (ii) the Company will retain custody of the stock certificate during the Restriction Period; (iii) other than regular cash dividends, the Company will retain custody of all distributions made or declared with respect to the Restricted Shares until such time as the Restricted Shares will have become vested; (iv) the Participant may not sell, assign, transfer, pledge, exchange, encumber or dispose of the Restricted Shares or any Retained Distributions during the Restriction Period; and (v) a breach of any restrictions, terms or conditions provided in the Restricted Stock Plan or established by the Board of Directors with respect to any Restricted Shares or Retained Distributions will cause a forfeiture of such Restricted Shares and any Retained Distributions with respect thereto.

         Forfeiture. Upon termination of the Participant's employment during the Restriction Period and as set forth in the applicable Restricted Share Agreement, all Restricted Shares with respect to which the restrictions have not yet expired may be forfeited to the Company.

         Adjustments. The maximum number of shares that may be issued or transferred under the Restricted Stock Plan and the number of shares covered by the Restricted Stock Plan are subject to adjustment in the event of stock dividends, stock splits, combinations, recapitalizations, mergers, consolidations, liquidation of the Company, and similar transactions or events.

         Change in Control. In the event of a Change in Control, including but not limited to, merger, consolidation, reorganization or acquisition, the Board of Directors may, in its sole discretion (i) determine that all or any portion of conditions associated with a Restricted Share Award have been met; or (ii) make any other adjustments or amendments to the Restricted Stock Plan and outstanding Restricted Share Agreements.

         Administration and Amendments. The Restricted Stock Plan will be administered by the Board of Directors, unless the Board of Directors delegates its authority to the Compensation Committee. The Board of Directors (or, in its place, the Compensation Committee) will have the authority, in its sole discretion, from time to time: (i) to grant Awards to officers, employees, and Consultants of the Restricted Stock Plan, as provided for in this Restricted Stock Plan; (ii) to prescribe such limitations, restrictions and conditions upon any such Awards as the Board of Directors (or the Compensation Committee) may deem appropriate; (iii) to accelerate the vesting of Restricted Shares, as it may deem appropriate; (iv) to amend the relevant Restricted Share Agreements with the consent of the affected Participants, including amending such agreements to amend vesting schedules, as it may deem to be desirable; and (v) to interpret the Restricted Stock Plan, to adopt, amend and rescind rules and regulations relating to the Restricted Stock Plan, and to make all other determinations and to take all other action necessary or advisable for the implementation and administration of the Restricted Stock Plan.

         The Board of Directors has unanimously approved the Restricted Stock Plan and recommends that you vote "FOR" approval of the Restricted Stock Plan.

                           APPROVAL OF THE COMPANY'S
                          EMPLOYEE STOCK PURCHASE PLAN


         The Board of Directors of the Company adopted the Sun Hydraulics Corporation Employee Stock Purchase Plan (the "Plan") on April 2, 2001. The Plan is subject to approval by the shareholders of the Company at the Meeting.

         The purpose of the Plan is to encourage employee ownership of Company stock by providing eligible employees with an opportunity to purchase shares of the Company's common stock at an advantageous price, with savings accumulated through payroll deductions.

         FOLLOWING IS A SUMMARY WHICH DOES NOT PURPORT TO BE A COMPLETE STATEMENT OF THE PROVISIONS OF THE EMPLOYEE STOCK PURCHASE PLAN. IN CASE OF ANY CONFLICT BETWEEN THIS SUMMARY AND THE ACTUAL TEXT OF THE PLAN, WHICH IS ATTACHED AS APPENDIX C TO THIS PROXY STATEMENT, THE TERMS OF THE PLAN CONTROL.

         Capitalized terms used in the following summary but not defined have the meanings set forth in the Employee Stock Purchase Plan.

         Offering Period. The offering period comprises successive three-month periods commencing on July 1, 2001. Employee participation and payroll deductions upon election will commence July 1, 2001, for employee wages earned on or after such date. Common stock will be purchased on or about the last business day at the end of each calendar quarter (that is, each September 30, December 31, March 31, and June 30), using the funds employees have contributed through payroll deductions during the preceding quarter.

         Eligibility. An eligible employee shall become a participant in the Plan by completing and filing an enrollment form with the Company at least 20 days prior to July 1 of each year (the "Enrollment Date"). All employees of the Company who have been employed for at least six months as of the Enrollment Date are eligible to participate in the Plan; provided that no employee will be eligible if such employee: (i) owns immediately after acquiring common stock pursuant to provisions of the Plan, stock possessing five percent or more of the total combined voting power or value of all classes of Company stock, or
(ii) is an employee whose customary employment is 20 hours or less per week, or whose customary employment is for not more than five months in any calendar year.

         Employee Contributions. Eligible employees who wish to purchase shares under the Plan will make contributions by means of payroll deductions. Eligible employees can contribute between 1% and 15% of their compensation through payroll withholding in whole percentages (in other words: 1%, 2%, 3%, etc. up to 15%). However, under the Plan, the amount of stock any employee can purchase is limited to $25,000 per calendar year. A Participant may not increase or reduce the amount of Participant's payroll deductions until the next Enrollment Date, except Participant may reduce the amount of Participant's payroll deductions to 0% at any time.

         Purchase Price. The purchase price for each share to be purchased under the Plan is the lesser of: (i) 85 percent of the closing market price on the first day of each respective quarterly offering period, or (ii) 85 percent of the closing market price on the last day of each respective quarterly offering period. On each purchase date, payroll deductions are applied to the purchase of Common Stock from the Company.

         Common Stock. Up to 325,000 shares of Common Stock will be available for purchase by employees under the Plan. These shares will be purchased directly from the Company. The shares of Common Stock purchased under the Plan may, at the election of the Company, be authorized but unissued shares of Common Stock, authorized but unissued treasury shares held by the Company, or shares of Common Stock purchased on the open market by the Agent.

         Withdrawal. An eligible employee can withdraw from the Plan by giving written notice at least 10 days before the end of a quarter, and receive a refund of any payroll deductions he or she has made during the quarter. If an employee withdraws, no shares will be purchased for his or her account for that quarter, and he or she will not be able to participate again until the next enrollment date.

         Termination of Employment. When a participating employee terminates his or her employment with the Company, all of the contributions the employee has made pursuant to the Plan during that quarter will be refunded, and any shares of the Common Stock credited to his or her account will be delivered to the employee. Alternatively, a terminated employee may request the Agent to sell the shares (at the employee's expense) and forward the net proceeds to him or her.

         Plan Administration. The Plan will be administered by the Company's Board of Directors (the "Board") or the Compensation Committee of the Board, which will have the authority to interpret the terms of the Plan and adopt rules and procedures for administering the Plan. The Board (or the Compensation Committee) may delegate the responsibility for the day-to-day administration of the Plan to a third party agent, the Company's Chief Financial Officer, Benefits Coordinator and other members of the Human Resources department.

         Amendment or Termination. The Company has reserved the right to amend the Plan at any time, or to terminate the Plan at any time, if the Board or Directors determines this to be desirable.

         The Board of Directors has unanimously approved the Employee Stock Purchase Plan and recommends that you vote "FOR" approval of the Employee Stock Purchase Plan.


                         RATIFICATION OF APPOINTMENT OF
                    INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

         The Company has engaged the firm of PricewaterhouseCoopers LLP, independent certified public accountants, to report upon the financial statements included in the Annual Report submitted herewith. A representative from said firm will be in attendance at the Meeting, will have the opportunity to make a statement if desired, and will be available to respond to any questions from those in attendance. The Company has appointed PricewaterhouseCoopers LLP to report upon its 2001 financial statements, subject to ratification of such appointment by the shareholders at the Meeting. Shareholder ratification of the Company's independent certified public accountants is not required by the Company's Bylaws or otherwise. The Board of Directors has elected to seek such ratification as a matter of good corporate practice and unanimously recommends that you vote "FOR" such ratification. Abstentions will be counted toward the number of shares represented at the Meeting. Broker non-votes will be disregarded. If the shareholders do not ratify this appointment, other certified public accountants will be considered by the Board of Directors upon recommendation of the Audit Committee.


                                 OTHER BUSINESS

         Management of the Company does not know of any other business that may be presented at the Meeting. If any matter not described herein should be presented for shareholder action at the Meeting, the persons named in the enclosed Proxy will vote the shares represented thereby in accordance with their best judgment.

               SHAREHOLDER PROPOSALS FOR THE 2002 PROXY STATEMENT
                  AND PRESENTATION AT THE 2002 ANNUAL MEETING

         Under SEC Rule 14a-8, in order for a shareholder proposal to be included in the Company's Proxy Statement for the 2002 Annual Meeting, and under the Company's Bylaws, for a matter to be considered at such meeting, the shareholder proposal, together with certain other information specified in the Bylaws, must be submitted no later than December 13, 2001. To be timely, shareholder nominations for Directors must be received, together with certain other information specified in the Bylaws, by the same date. The 2002 Annual Meeting is scheduled for May 18, 2002. Shareholder proposals and Director nominations should be submitted in writing to Gregory C. Yadley, Secretary, at 1500 West University Parkway, Sarasota, Florida 34243. A copy of the Company's Bylaws will be provided upon request in writing to the Secretary.

                                          By Order of the Board of Directors,


                                          /S/ Gregory C. Yadley
                                          -------------------------------------
                                          GREGORY C. YADLEY
                                          Secretary

Dated: April 12, 2001

                                                                     APPENDIX A

                           SUN HYDRAULICS CORPORATION
                            AUDIT COMMITTEE CHARTER


I.       PURPOSE

         The Audit Committee (the "Committee") generally will assist the Board of Directors in fulfilling its oversight responsibilities relating to the Company's internal control systems, audit functions, financial reporting processes, and methods of monitoring compliance with legal and regulatory matters. In so doing, the Committee's responsibility will be to maintain free and open means of communication between the directors, the independent auditors, the internal auditors and the management of the Company. It is not the duty of the Committee to plan or conduct audits or to determine that the Company's financial statements are complete and accurate and are in accordance with generally accepted accounting principles. The foregoing is the responsibility of management and the independent auditor. Further, it is not the duty of the Committee to conduct investigations, to resolve disagreements, if any, between management and the independent auditor or to assure compliance with applicable laws and regulations. Further, the members of the Committee shall be entitled to indemnification from the Company on the same terms as any other member of the Company's Board of Directors pursuant to their individual indemnification agreements and to the full extent permitted by law.


II.      COMPOSITION AND ORGANIZATION OF COMMITTEE

         A. Size of Committee. The Committee shall consist initially of two directors, each of whom has no relationship to the Company that may interfere with the exercise of their independence from management and the Company and is not disqualified under the independence requirements of the National Association of Securities Dealers, Inc. ("NASD") ("Independent"). From and after June 14, 2001, the Committee shall consist of at least three directors, all of whom shall be Independent.

         B.       Member Qualifications.


                  1. Each member of the Committee shall be financially literate, as such qualification is interpreted by the Board of Directors in its business judgment, or must become financially literate within a reasonable period of time after his or her appointment to the Committee; and

                  2. At least one member of the Committee shall have accounting or related financial management expertise, as the Board of Directors interprets such qualification in its business judgment.

         C. Appointment to Committee. The Board of Directors will make the Committee appointments at the organizational meeting following each Annual Meeting of Stockholders.

         D. Term. Members will be appointed by the Board for a one-year term or until a successor is appointed and qualified. It is anticipated that members will be reappointed to the

Committee and will rotate to another committee every three to four years so that members may both gain experience in the affairs of the Company generally and provide continuity of service on the Committee and other committees.

         E. Committee Chair. The Board of Directors may appoint one of the members of the Committee to serve as the Committee Chair. If the Committee Chair is absent from a meeting, another member of the Committee will act as Chair.

         F. Annual Review of Charter. Not less than annually, the Committee shall review this Charter and recommend to the Board any changes it deems advisable. At any time, the Board of Directors acting on its initiative, or on recommendation of any Board committee, may amend this Charter. Only the full Board of Directors may amend this Committee's Charter.

         G. Meetings and Report to the Board of Directors. The Committee shall meet at least four times per year or more frequently as circumstances require and may conduct such meetings telephonically. The Committee Chair shall report on the meetings of the Committee to the Board of Directors at the next Board meeting following a Committee meeting.


III.     RETENTION OF SPECIAL LEGAL, ACCOUNTING AND OTHER CONSULTANTS

         The Committee shall have the authority to retain special legal, accounting or other consultants to advise the Committee, including but not limited to, in connection with any special investigations deemed necessary by the Committee. The Committee may request any officer or employee of the Company or the Company's outside counsel or independent auditor to attend a meeting of the Committee or to meet with any members of, or consultants to, the Committee.


IV.      REVIEW OF COMPANY'S INTERNAL CONTROL SYSTEMS

         The responsibilities of the Committee related to review of the Company's internal control systems include the following:

         A. Evaluate whether management is setting the appropriate tone at the top by communicating the importance of strong internal controls;

         B. Obtain an understanding of internal controls and the significant risk areas for the Company through discussions with management, the outside auditors and, to the extent established, the internal audit department; and

         C. Periodically review the adequacy of internal controls that could significantly affect the Company's financial statements through discussions with management, the outside auditors and, to the extent established, the internal audit department.

V.       REVIEW OF FINANCIAL REPORTING PROCESS

         The responsibilities of the Committee related to review of the Company's financial reporting process include the following:

         A. General. Review significant accounting and reporting issues as they may arise and are identified by the outside auditors, including recent professional and regulatory announcements, and consider and discuss with the outside auditors the impact they may have on the financial statements.

         B.       Annual Financial Statements.

                  1. Obtain a general understanding of the scope and timing of the annual audit and review the results of the audit work performed by the outside auditors.

                  2. Discuss with the outside auditors the matters required to be discussed by Statement on Auditing Standards No. 61, as the same may be modified or supplemented;

                  3. Review significant changes required in the outside auditor's audit plans, if any, as well as any difficulties or disputes the auditors encountered during the course of the audit;

                  4. Prior to filing, review and discuss with management the Company's audited financial statements and Management's Discussion and Analysis of Financial Condition and Results of Operation (MDA) to be included in SEC Form 10-K; and

                  5. Based upon the items set forth above, recommend to the Board of Directors whether the audited financial statements should be included in the Company's Annual Report on SEC Form 10-K.

         C.       Interim Financial Statements.

                  1. Obtain a general understanding of the extent to which the outside auditors review quarterly financial information;

                  2. Discuss with the outside auditors those matters required to be discussed by the Statement on Auditing Standards No. 61, as the same may be modified or supplemented; and

                  3. Review and discuss with management the Company's quarterly financial statements prior to filing on SEC Form 10-Q.


VI.      RELATIONSHIP WITH OUTSIDE AUDITORS

         The Committee's relationship with the Company's independent certified public accountants (the "outside auditor") is as follows:

         A. Outside Auditor Accountability. The outside auditor is ultimately accountable to the Board of Directors and the Committee. Nothing contained herein shall be interpreted to shift any of the outside auditor's responsibilities away from the outside auditor.

         B. Authority of Committee. The Board of Directors has the ultimate authority and responsibility, based on the recommendation of the Committee, to select, evaluate, and, where appropriate, replace the outside auditor.

         C.       Outside Auditor's Independence. The Committee shall:

                  1. Obtain from the outside auditor on an annual basis the written disclosures required under Independence Standards Board Standard No. 1 regarding any relationships between the auditor and the Company or any other relationships that reasonably may be thought to bear on the auditor's independence;

                  2. Discuss with the outside auditor the auditor's independence; and

                  3. Based on the above, recommend to the Board of Directors appropriate action to secure the outside auditor's independence.

VI. MONITORING COMPLIANCE WITH LAWS AND REGULATIONS AND RISK MANAGEMENT POLICIES AND PROCEDURES

         The Committee's relationship with the Company's compliance with laws and regulations and the Company's risk management process is as follows:

         A. Obtain an understanding of and periodically review the Company's policies and procedures designed to promote compliance with applicable laws and regulations through discussions with management, general counsel and the internal auditor;

         B. Periodically review with management, major litigation and risk management policies and procedures, including insurance coverages; and

         C. Obtain annual updates from management, general counsel or the internal auditor regarding compliance.

         D. Discuss with management the desirability and timing of establishing an internal audit function and, if and when deemed appropriate, have the Company establish an internal audit function.


Adopted by the Board of Directors on June 7, 2000.

                                                                     APPENDIX B



                           SUN HYDRAULICS CORPORATION
                           2001 RESTRICTED STOCK PLAN

I.       PURPOSE.

         The purpose of this Sun Hydraulics Corporation 2001 Restricted Stock Plan is to promote the growth and profitability of Sun Hydraulics Corporation (the "Corporation") by (i) providing officers, employees, consultants and directors of the Corporation and of its subsidiaries with additional incentives to achieve long-term corporate objectives, (ii) assisting the Corporation and its subsidiaries in attracting and retaining officers, employees, consultants and directors of outstanding competence, (iii) providing such officers, employees, consultants and directors with an opportunity to acquire an equity interest in the Corporation, and (iv) offering holders of out-of-the-money options granted on May 26, 1998 under the Corporation's 1996 Stock Option Plan (with the exception of the Named Executive Officers who received such options) an opportunity to voluntarily terminate such options in exchange for Restricted Shares.

         The Plan was approved by the Corporation's Board of Directors on April 2, 2001, and the Plan is subject to approval by the shareholders of the Corporation at the annual meeting.


II.      DEFINITIONS.

         The following terms shall have the meanings shown:

         2.1 "Award" shall mean a grant of Restricted Shares under this Plan.

         2.2 "Board of Directors" shall mean the Board of Directors of the Corporation.

         2.3      "Change of Control" shall mean any event described in
Section 5.1.

         2.4 "Code" shall mean the Internal Revenue Code of 1986, as the same shall be amended from time to time.

         2.5 "Common Stock" shall mean the common stock, par value $.001 per share, of the Corporation, except as provided in Section 6.2 of the Plan.

         2.6 "Compensation Committee" shall mean the Compensation Committee of the Board of Directors, as provided for in Article VIII of the Plan.

         2.7 "Consultant" shall mean any individual who performs valuable services for the Corporation or a Subsidiary on a regular and on-going basis who is not an employee of the Corporation or a Subsidiary.

         2.8 "Date of Grant" shall mean the date specified by the Board of Directors on which an Award shall become effective, which shall not be earlier than the date on which the Board of Directors takes action with respect thereto.

         2.9 "Fair Market Value" shall mean the last sale price of the Common Stock as reported on the NASDAQ National Market (or any other exchange or quotation system, if applicable) on the date specified; or if no sales occurred on such day, at the last sale price reported for the Common Stock; but if there should be any material alteration in the present system of reporting sales prices of such Common Stock, or if such Common Stock should no longer be listed on the NASDAQ National Market (or other exchange or quotation system), or if the last sale price reported shall be on a date more than 30 days from the date in question, the market value of the Common Stock as of a particular date shall be determined in such a method as shall be specified by the Board of Directors.

         2.10 "Non-employee Director" shall mean a member of the Board of Directors who is not an employee or Consultant of the Corporation.

         2.11 "Participant" shall mean any current or former officer, employee, Consultant or director of the Corporation or a Subsidiary who has been granted an Award under this Plan.

         2.12 "Plan" shall mean this Sun Hydraulics Corporation 2001 Restricted Stock Plan, as the same may be amended from time to time.

         2.13 "Restricted Shares" shall mean shares of Common Stock awarded to an employee of the Corporation or a Subsidiary pursuant to Article IV hereof.

         2.14 "Restricted Share Agreement" shall mean a written agreement between the Corporation and a Participant who has been granted Restricted Shares under this Plan.

         2.15 "Restriction Period" shall mean a period of time beginning on the date of a Award of Restricted Shares and ending on such date as shall be determined by the Board of Directors pursuant to Section 4.3 hereof with respect to such Award.

         2.16 "Retained Distributions" shall mean distributions with respect to Restricted Shares that are retained by the Corporation pursuant to Section
4.2 hereof.

         2.17 "Rule 16b-3" shall mean Rule 16b-3 promulgated by the Securities and Exchange Commission under Section 16 of the Securities Exchange Act of 1934, as amended from time to time.

         2.18 "Subsidiary" shall mean any corporation which, on the date of determination, qualifies as a subsidiary corporation of the Corporation under
Section 425(f) of the Code.


III.     ELIGIBILITY.

         3.1 Participation. The Board of Directors may grant Awards under this Plan to any officer, employee, or Consultant of the Corporation or of any Subsidiary of the Corporation. The Board of Directors may also grant Awards to any director of the Corporation or of any Subsidiary of the Corporation, subject to the restrictions in Section 3.2. In granting such Awards and determining their form and amount, the Board of Directors shall give consideration to the functions and responsibilities of the individual, his or her potential contributions to profitability and sound growth of the Corporation and such other factors as the Board of Directors may, in its discretion, deem relevant.

         3.2 Directors. Members of the Board of Directors who are officers or employees of the Corporation or of a Subsidiary or Consultants shall be eligible for Awards under this Plan on the same terms as other officers, employees or Consultants. Other members of the Board of Directors of the Corporation or of any Subsidiary of the Corporation shall be eligible for Awards only to the extent specified in such general policy on compensation of Non-employee Directors as may be established by the Board of Directors.

IV.      RESTRICTED SHARES.

         4.1      Awards and Certificates.

                  (a) The Board of Directors may, in its discretion, award Restricted Shares to any officer, employee or Consultant of the Corporation or a Subsidiary, subject to the following express terms and conditions, and to such other terms and conditions, not inconsistent with the terms of this Plan. At the time of the Award, the Board of Directors shall cause the Corporation to deliver to the Participant a Restricted Share Agreement pursuant to Article IX of this Plan, executed by an officer of the Corporation on behalf of the Corporation, specifying the terms of such Award.

                  (b) Upon the execution of the Restricted Share Agreement by the Participant, and the payment of the purchase price for the Restricted Shares set forth therein, if any, the Board of Directors shall cause the Corporation to issue a certificate or certificates for such Restricted Shares, registered in the name of the Participant. During the Restriction Period (as defined in Section 4.3(a)), the certificates representing the Restricted Shares and any securities constituting Retained Distributions shall bear a restrictive legend to the effect that ownership of the Restricted Shares (and such Retained Distributions), and the enjoyment of all rights appurtenant thereto, are subject to the restrictions, terms and conditions provided in the Plan and the applicable Restricted Share Agreement. Such certificates shall be deposited by such Participant with the Corporation, together with stock powers or other instruments of assignment, each endorsed in blank, which will permit transfer to the Corporation of all or any portion of the Restricted Shares and any securities constituting Retained Distributions that shall be forfeited or that shall not become vested in accordance with the Plan and the applicable Restricted Shares Agreement.

                  (c) The Board of Directors shall determine the price, if any, to be paid by the Participant for the Restricted Shares.

         4.2 Rights as a Shareholder. A Participant granted an Award of Restricted Shares shall not be deemed to have become a shareholder of the Corporation, or to have any rights with respect to such Restricted Shares, until and unless such Participant shall have executed a Restricted Share Agreement evidencing the Award and delivered a fully executed copy thereof to the Corporation as provided in Article IX and otherwise complied with the then applicable terms and conditions of such Award, including, but not limited to the payment of all cash consideration, if any. Thereafter, the Restricted Shares shall constitute issued and outstanding shares of Common Stock for all corporate purposes and, except as provided below and in Section 4.3, the Participant shall have with respect to the Restricted Shares all of the rights of a shareholder of the Corporation, including the right to vote such Restricted Shares, to receive and retain all regular cash dividends, and such other distributions as the Board of Directors may in its sole discretion designate, paid or distributed on such Restricted Shares and to exercise all other rights, powers and privileges of a holder of Common Stock with respect to such Restricted Shares, with the exception that (i) the Participant will not be entitled to delivery of the stock certificate or certificates representing such Restricted Shares until the Restriction Period shall have expired and all other vesting requirements, if any, with respect thereto shall have been fulfilled; (ii) the Corporation will retain custody of the stock certificate or certificates representing the Restricted Shares during the Restriction Period; (iii) other than regular cash dividends and such other distributions as the Board of Directors may in its sole discretion designate, the Corporation will retain custody of all distributions ("Retained Distributions") made or declared with respect to the Restricted Shares (and such Retained Distributions will be subject to the same restrictions, terms and conditions as are applicable to the Restricted Shares) until such time, if ever, as the Restricted Shares with respect to which such Retained Distributions shall have been made, paid or declared shall have become vested, and such Retained Distributions shall not bear interest or be segregated in separate accounts; (iv) the Participant may not sell, assign, transfer, pledge, exchange, encumber or dispose of the Restricted Shares or any Retained Distributions during the Restriction Period; and (v) a breach of any restrictions, terms or conditions provided in the Plan or established by the Board of Directors with respect to any Restricted Shares or Retained Distributions will cause a forfeiture of such Restricted Shares and any Retained Distributions with respect thereto.

         4.3 Restrictions and Forfeitures. Restricted Shares awarded to a Participant pursuant to this Article IV shall be subject to the following restrictions and conditions:

                  (a) During a period set by the Board of Directors, which period shall not be less than six (6) months (the "Restriction Period"), the Participant will not be permitted to sell, transfer, pledge or assign the Restricted Shares awarded to him or her. The Board of Directors may prescribe such restrictions, terms and conditions applicable to the vesting of such Restricted Shares during the Restricted Period, in addition to those provided in this Plan, and may provide for the lapse of such restrictions in installments, as it deems appropriate.

                  (b) Subject to the provisions of Section 4.3(c), upon termination of the Participant's employment during the Restriction Period under such circumstances as shall be determined by the Board of Directors and set forth in the applicable Restricted Share Agreement, all Restricted Shares with respect to which the restrictions have not yet expired shall be forfeited to the Corporation, or repurchased by the Corporation upon such terms and conditions as shall be determined by the Board of Directors and set forth in the applicable Restricted Share Agreement.

                  (c) In the event of a Participant's retirement, permanent total disability, or death, or in cases of special circumstances, the Board of Directors may, in its sole discretion, when it finds that a waiver would be in the best interests of the Corporation, waive in whole or in part any or all remaining restrictions with respect to such Participant's Restricted Shares.

                  (d) Notwithstanding the other provisions of this Section 4.3, the Board of Directors may adopt rules which would permit a gift by a Participant of Restricted Shares to a spouse, child, stepchild, grandchild or to a trust the beneficiary or beneficiaries of which shall be either such a person or persons or the Participant, provided that the Restricted Shares so transferred shall be similarly restricted.

                  (e) Any attempt to dispose of Restricted Shares in a manner contrary to the restrictions set forth herein shall be ineffective.

                  (f) Nothing in this Section 4.3 shall preclude a Participant from exchanging any Restricted Shares for any other shares of the Common Stock that are similarly restricted.

         4.4 Completion of Restriction Period. Upon the completion of the Restriction Period, if any of the applicable restrictions, terms and conditions for vesting of all or part of the Restricted Shares shall not have been satisfied in accordance with the terms of the applicable Restricted Share Agreement, the unvested Restricted Shares and any Retained Distributions with respect thereto shall be forfeited by the Participant to the Corporation and the Participant shall not thereafter have any rights (including dividend and voting rights) with respect to such Restricted Shares and Retained Distributions.


V.       CHANGE IN CONTROL TRANSACTIONS.

         In the event of a pending or threatened change in control, in connection with any merger, consolidation, acquisition, separation, reorganization, liquidation or like occurrence in which the Corporation is involved, the Board of Directors may, in its sole discretion, take any one or more of the following actions with respect to all Participants:

                           (i) Determine that all or any portion of conditions associated with a Restricted Share Award have been met; and

                           (ii) Make any other adjustments or amendments to the Plan and outstanding Restricted Share Agreements.


VI.      AGGREGATE LIMITATION ON SHARES OF COMMON STOCK.

         6.1      Number of Shares of Common Stock.

                  (a) Shares of Common Stock which may be issued pursuant to Awards granted under the Plan may be either authorized and unissued shares of Common Stock or of Common Stock held by the Corporation as treasury stock. The number of shares of Common Stock reserved for issuance under this Plan shall not exceed 275,000 shares of Common Stock, subject to such adjustments as may be made pursuant to Section 6.2.

                  (b) Any Restricted Shares which are forfeited under the terms of the Plan or any Restricted Share Agreement shall again become available for issuance under the Plan.

         6.2 Adjustments of Stock. In the event of any change or changes in the outstanding Common Stock of the Corporation by reason of any stock dividend, recapitalization, reorganization, merger, consolidation, split-up, combination or any similar transaction, the Board of Directors shall adjust the number of shares of Common Stock which may be issued under this

Plan and make any and all other adjustments deemed appropriate by the Board of Directors in such manner as the Board of Directors deems appropriate to prevent substantial dilution or enlargement of the rights granted to the Participants.


VII.     MISCELLANEOUS.

         7.1 General Restriction. Any Award granted under this Plan shall be subject to the requirement that, if at any time the Board of Directors shall determine that any registration of the shares of Common Stock, or any consent or approval of any governmental body, or any other agreement or consent, is necessary as a condition of the granting of an Award, or the issuance of Common Stock in satisfaction thereof, such Common Stock will not be issued or delivered until such requirement is satisfied in a manner acceptable to the Board of Directors.

        7.2       Withholding Taxes.

                  (a) The Board of Directors shall have the right to require participating employees to remit to the Corporation an amount sufficient to satisfy any federal, state and local withholding tax requirements prior to the delivery of any shares of Common Stock under the Plan.

                  (b) The Corporation shall have the right to withhold from payments made in cash to a Participant under the terms of the Plan, an amount sufficient to satisfy any federal, state and local withholding tax requirements imposed with respect to such cash payments.

                  (c) Amounts to which the Corporation is entitled pursuant to Section 7.2(a) or (b), may be, at the election of the Participant and with the approval of the Board of Directors, either (i) paid in cash, or
(ii) withheld from the Participant's salary or other compensation payable by the Corporation, including cash payments made under this Plan.

         7.3 Tax Loans. In the discretion of the Board of Directors, the Corporation may make a loan to a Participant in connection with the vesting of Restricted Shares in an amount equal to the grossed up amount of any Federal and state taxes payable as a result of such vesting. Any such loan may be secured by the related shares of Common Stock or other collateral deemed adequate by the Board of Directors and will comply in all respects with all applicable laws and regulations. The Board of Directors may adopt policies regarding eligibility for such loans, the maximum amounts thereof and any terms and conditions not specified in the Plan upon which such loans will be made. In no event will the interest rate be lower than the minimum rate at which the Internal Revenue Service would not impute additional taxable income to the Participant.

         7.4 Investment Representation. If the Board of Directors determines that a written representation is necessary in order to secure an exemption from registration under the Securities Act of 1933, the Board of Directors may demand that the Participant deliver to the Corporation at the time of an award of Restricted Shares any written representation that Board of Directors determines to be necessary or appropriate for such purpose, including but not limited to a representation that the shares of Common Stock to be issued are to be acquired for investment and not for resale or with a view to the distribution thereof. If the Board of Directors makes such a demand, delivery of a written representation satisfactory to the Board of Directors shall be a condition precedent to the right of the Participant to acquire such shares of Common Stock.

         7.5 No Right to Employment. Nothing in this Plan or in any agreement entered into pursuant to it shall confer upon any Participant the right to continue in the employment of the Corporation or affect any right which the Corporation may have to terminate the employment of such Participant.

         7.6 Non-Uniform Determinations. The Board of Director's determinations under this Plan (including without limitation its determinations of the persons to receive Awards, the form, amount and timing of such Awards and the terms and provisions of such Awards) need not be uniform and may be made by it selectively among Participants who receive, or are eligible to receive, Awards under this Plan, whether or not such Participants are similarly situated.

         7.7 Restrictions on Transfer of Common Stock. Any Restricted Shares shall be transferable, if at all, only in accordance with the restrictions imposed by the Participant's Restricted Share Agreement.

         7.8 Fractional Shares. The Corporation shall not be required to issue any fractional Common Shares pursuant to this Plan. The Board of Directors may provide for the elimination of fractions or for the settlement thereof in cash.


VIII.    ADMINISTRATION.

                  (a) The Plan shall be administered by the Board of Directors. Notwithstanding the preceding sentence, the Board of Directors may delegate its authority to a Compensation Committee consisting of at least two members of the Board of Directors. The members of the Compensation Committee shall serve at the pleasure of the Board of Directors.

                  (b) Except as provided in Section 3.2, the Board of Directors (or, in its place, the Compensation Committee) shall have the authority, in its sole discretion, from time to time: (i) to grant Awards to officers, employees, directors and Consultants of the Corporation and of Subsidiaries of the Corporation, as provided for in this Plan; (ii) to prescribe such limitations, restrictions and conditions upon any such Awards as the Board of Directors (or the Compensation Committee) shall deem appropriate;
(iii) to accelerate the vesting of Restricted Shares, as it may deem appropriate; (iv) to amend the relevant Restricted Share Agreements with the consent of the affected Participants, including amending such agreements to amend vesting schedules, as it may deem to be desirable; and (v) to interpret the Plan, to adopt, amend and rescind rules and regulations relating to the Plan, and to make all other determinations and to take all other action necessary or advisable for the implementation and administration of the Plan.

                  (c) All actions taken by the Board of Directors (or, in its place, the Compensation Committee) shall be final, conclusive and binding upon any eligible employee. No member of the Board of Directors or Compensation Committee shall be liable for any action taken or decision made in good faith relating to the Plan or any award thereunder.

IX.      WRITTEN AGREEMENT.

         Each Award shall be evidenced by a Restricted Share Agreement, each in such form and containing such terms and provisions not inconsistent with the provisions of the Plan as the Board from time to time shall approve. The effective date of the granting of an Award shall be determined by the Board, provided that such date may not precede the date on which the Board approves the grant of such Award. Each grantee of an Award shall be notified promptly of such grant and a written Restricted Share Agreement shall be promptly executed and delivered by the Corporation and the grantee, provided that such Award shall terminate if such written agreement is not signed by such grantee (or his or her attorney) and delivered to the Corporation within 60 days after the date such Agreement is delivered to such grantee. Any such written agreement may contain provisions as the Board deems appropriate to ensure that the penalty provisions of Section 4999 of the Code, or any successor thereto, shall not apply to any Common Stock or cash received by the grantee from the Corporation.


X.       AMENDMENT AND TERMINATION.

         10.1 Amendment or Termination of the Plan. The Board of Directors may at any time terminate this Plan or any part thereof and may from time to time amend this Plan as it may deem advisable; provided, however the Board of Directors shall obtain shareholder approval of any amendment for which shareholder approval is required under the shareholder approval requirements imposed on the Corporation by the Listing Rules of any stock exchange on which the Common Stock is listed, including an amendment which would (i) increase the aggregate number of shares of Common Stock which may be issued under this Plan (other than increases permitted under Section 6.2), or (ii) extend the term of this Plan. The termination or amendment of this Plan shall not, without the consent of the employee, affect such employee's rights under an Award previously granted.

         10.2     Term of Plan. Unless previously terminated pursuant to
Section 10.1, the Plan shall terminate on May 19, 2011, the tenth anniversary of the date on which the Plan became effective, and no Awards may be granted on or after such date.


XI.      NON-EXCLUSIVITY OF THE PLAN.

         Neither the adoption of the Plan by the Board nor the submission of the Plan to the shareholders of the Corporation for approval shall be construed as creating any limitations on the power of the Board to adopt such other incentive arrangements as it may deem desirable, including, without limitation, the granting of stock options and the awarding of stock and/or cash, and such arrangements may be either generally applicable or applicable only in specific cases.

XII.     GOVERNING LAW.

         The Plan shall be governed by, and construed in accordance with, the laws of the State of Florida.

                                                                     APPENDIX C



                           SUN HYDRAULICS CORPORATION
                          EMPLOYEE STOCK PURCHASE PLAN

1.       PURPOSES

         The Sun Hydraulics Corporation Employee Stock Purchase Plan (the "Plan") is intended to provide employees of Sun Hydraulics Corporation, a Florida corporation (the "Company") and its Subsidiaries with an opportunity to acquire shares of the Company's Common Stock at an advantageous price, with savings accumulated through payroll deductions. It is the intention of the Company that the Plan be an "employee stock purchase plan" under Section 423 of the Code. The provisions of the Plan shall, accordingly, be construed in a manner consistent with the requirements of that section of the Code.

2.       DEFINITIONS

         A. "Agent" means the firm appointed by the Company's Board of Directors to carry out the functions assigned to the Agent.

         B.       "Board of Directors" means the Company's Board of Directors.

         C. "Closing Market Price" means the last sale price of the Common Stock as reported on the Nasdaq National Market (or any other exchange or quotation system, if applicable) on the date specified; or if no sales occurred on such day, at the last sale price reported for the Common Stock; but if there should be any material alteration in the present system of reporting sales prices of such Common Stock, or if such Common Stock should no longer be listed on the Nasdaq National Market (or other exchange or quotation system), or if the last sale price reported shall be on a date more than 30 days from the date in question, the market value of the Common Stock as of a particular date shall be determined in such a method as shall be specified by the Plan's Agent.

         D.       "Code" means the Internal Revenue Code of 1986, as amended.

         E. "Common Stock" means the Company's common stock, par value $.001 per share, as traded on the Nasdaq National Market.

         F. "Compensation" means cash compensation before any payroll deductions for taxes or any other purpose, paid by the Company or a Subsidiary to a Participant in respect of the service of such Participant to the Company or a Subsidiary during an Offering Period. This amount shall be deemed to include any amount that the Participant has elected to defer for federal income tax purposes under any 401(k) savings plan, cafeteria plan or deferred compensation plan maintained by the Company or a Subsidiary. Compensation shall not include any amount paid to the Participant that (i) is paid during the relevant Offering Period under any employee pension benefit plan (as defined in Section 3(2) of the Employee Retirement Income Security Act of

                  1974, as amended ("ERISA"); (ii) is calculated as an excess, incentive compensation or bonus amount; and (iii) except as otherwise provided in the preceding sentence, is not included in the income of the Participant for federal income tax purposes.

         G. "Enrollment Date" means July 1, 2001, and the anniversary of such date thereafter.

         H. "Offering Date" means July 1, 2001, and the first day of any calendar quarter thereafter.

         I. "Offering Period" means the period from July 1, 2001 through September 30, 2001, and thereafter, the three-month period commencing on any Offering Date after the first Offering Date and ending on the Purchase Date.

         J. "Option" means the right of a Participant to acquire Common Stock pursuant to Plan provisions.

         K. "Participant" means an eligible employee who has authorized payroll deductions for the purchase of Common Stock under the Plan and has an account maintained by the Agent, containing shares of Common Stock and/or Proceeds.

         L. "Proceeds" means the total amount of cash accumulated for the benefit of a Participant during a single Offering Period, comprised of the aggregate of the payroll deductions taken from the Participant's Compensation during such Offering Period together with earnings thereon and dividends paid on shares of Common Stock beneficially owned by the Participant.

         M.       "Purchase Date" means the last Trading Day of each Offering
                  Period.

         N. "Subsidiary" means a corporation that is a subsidiary of the Company within the meaning thereof as stated in Code Section 424(f). Each Subsidiary shall participate in the Plan unless designated by the Board of Directors not to participate.

         O. "Trading Day" means any day that the principal stock exchange or other national market upon which the Common Stock is traded is open for business.

         Wherever appropriate in this Plan the singular shall include the plural; the masculine, the feminine; and vice versa.


3.       ELIGIBILITY

         All employees of the Company who have been employed for at least six
(6) months as of the Enrollment Date shall be eligible to participate in the Plan, provided that no employee shall be eligible if such employee:

         A. owns immediately after any Option is granted, stock possessing five percent (5%) or more of the total combined voting power or value of all classes of Company stock, applying the rules of Code Section 424(d) in determining stock ownership, or

         B. is an employee whose customary employment is twenty hours or less per week, or whose customary employment is for not more than five months in any calendar year.

         In addition, all employees of each Subsidiary shall be eligible to participate in the Plan to the extent they satisfy the requirements set forth in the preceding paragraph.

4.       EMPLOYEE PARTICIPATION AND PAYROLL DEDUCTIONS

         A. An eligible employee shall become a Participant in the Plan by completing and filing with the Company at least 20 days prior to the Enrollment Date an authorization for a payroll deduction on the form provided by the Company, together with instructions to use the deductions to purchase shares of Common Stock under the Plan. The Participant shall choose a deduction in a whole percentage from 1% to 15%. As of each pay day during each Offering Period, the Company will deduct the specified amount from the Compensation payable to each Participant. The Company will hold each Participant's Proceeds in non-interest bearing accounts until each Participant's proceeds are used to purchase shares. The Agent will perform the record keeping function under the Plan, assuring that the Agent, from the information provided to it by the Company, will account for each Participant's deductions and maintain each Participant's account. A Participant may not make any separate cash payment into such account.

         B. On each Offering Date, each Participant shall be granted the right to purchase on the next Purchase Date such number of shares of Common Stock as may be purchased by the Participant's Proceeds accumulated during the preceding Offering Period. No Participant, however, may be granted the right to purchase shares of Common Stock under all Section 423 plans of the Company where the accrual is at a rate that exceeds $25,000 of the Common Stock's fair market value, determined at the time the option is granted, for any one calendar year in which an option is outstanding for any part of the year.

         C. A Participant may not increase or reduce the amount of Participant's payroll deductions until the next Enrollment Date, except Participant may reduce the amount of Participant's payroll deductions to 0% as described in
                  Section 7. A Participant shall be deemed to have elected to purchase all shares able to be purchased with the Proceeds on the applicable Purchase Date.


5.       OPTION PRICE

         The price to Participants for each share to be purchased on a Purchase Date shall be the lesser of

         A. eighty-five percent (85%) of the Closing Market Price on the Offering Date, or

         B. eighty-five percent (85%) of the Closing Market Price on the Purchase Date.


6.       METHOD OF PURCHASE

         A. On each Purchase Date the Agent shall cause all Participants' Proceeds, together with applicable Company contributions during the preceding Offering Period, if any, to be applied to the purchase of Common Stock from the Company.

         B. As of the Purchase Date, the account of each Participant shall be credited with a number of shares of Common Stock that were able to be purchased with that Participant's Proceeds.


7.       WITHDRAWALS

         Prior to any Purchase Date, a Participant may give written notice to the Company or its agent of an intent to reduce the amount of payroll deductions to 0% and to withdraw the entire cash balance and earnings accumulated during the Offering Period preceding the said Purchase Date. The written notice shall effectuate a withdrawal only if the Agent has not purchased shares for the account of the notifying Participant. Such withdrawal will terminate the Participant's right to exercise any Options for that Offering Period. A Participant who withdraws shall not participate again in the Plan unless and until a new Enrollment Form is filed at least 20 days prior to the next Enrollment Date.

8.       TERMINATION OF EMPLOYMENT

         As soon as administratively practicable after the termination of a Participant's employment with the Company for any reason other than death, the Participant's Proceeds accumulated during the Offering Period in which his employment terminated will be refunded, and any shares of Common Stock held by the Agent will be distributed in kind. As an alternative to the latter, the terminated Participant may request that the Agent, at the Participant's expense, sell the Common Stock in the account and forward the net proceeds to the Participant.

9.       RIGHTS AS A SHAREHOLDER; DIVIDENDS; HOLDING AND ISSUANCE OF SHARES

         A. A Participant shall have no rights as a shareholder with respect to any shares of Common Stock offered hereunder until completion of payment therefor. Shares purchased pursuant to the Plan initially will be registered in the name of the Agent as custodian for the account of the Participant entitled thereto. In regard to shares paid for and in a Participant's account, the Participant shall have all rights accruing to an owner of record of such shares, including voting rights and the right to receive dividends.

         B. The Agent shall receive the dividends payable on the shares in its custody and shall credit to the Proceeds account of each Participant as beneficial owner of a certain number of shares the amount of dividends attributable thereto. In the event that the Participant has not authorized payroll deductions during the Offering Period in which the Agent receives the Participant's dividends, unless requested otherwise by the Participant on notice from the Agent, the Agent shall re-establish a Proceeds account to contain these dividends and earnings thereon. In the event that the Participant's shares have been distributed when dividends are received, the Agent shall return said dividends to the Common Stock's transfer agent for reissuance to the distributee of the shares.

         C. Until such time as the Plan has been approved by the Company's shareholders, the stock certificates representing all of the shares purchased on behalf of Participants under this Plan shall be retained by the Agent, and Participants may not withdraw or sell such shares.

         D. After the Plan has been approved by the Company's shareholders, the stock certificate or certificates representing the shares purchased on behalf of a Participant on each Purchase Date shall be retained by the Agent until such time as the Participant may request the Agent in writing to distribute such shares to the Participant. The Company and the Agent may establish such rules and procedures as they, in their discretion, determine to be necessary or desirable with respect to distributions of shares purchased under this Plan, including any rules imposing limits on such distributions or restricting the timing or frequency of such distributions they may determine to be suitable.


10.      NONTRANSFERABLITY

         Neither payroll deductions credited to the account of a Participant nor any Options to purchase shares of common Stock under the Plan may be assigned, transferred, or alienated, and Options must be exercised only by the Participant during his lifetime.

11.      BENEFICIARY DESIGNATION AND RIGHTS

         A Participant may file with the Company's Chief Financial Officer, or such delegee appointed by the Chief Financial Officer, a written designation of beneficiary, or a revision thereof. In the absence of such designation, or if the named beneficiary predeceased the Participant, the Participant's estate shall be deemed to be the beneficiary. In the event of the Participant's death, the Agent shall apply the Proceeds to the purchase of shares on the next Purchase Date, and deliver all the Common Stock held for the deceased Participant to the beneficiary, together with any remaining Proceeds, subject to the Agent's receipt of Participant's death certificate and satisfactory evidence of the beneficiary's identity and acceptance of the Common Stock and Proceeds. The beneficiary shall have no rights under the Plan during the Participant's lifetime.

12.      SHARES AUTHORIZED; CHANGE IN CORPORATE STRUCTURE AND CAPITALIZATION

         A. Subject to adjustment upon changes in the capitalization of the Company, the maximum number of shares of Common Stock which shall be made available for purchase under the Plan is 325,000 shares. The shares of Common Stock purchased under the Plan may, at the election of the Company, be authorized but unissued shares of the Company's Common Stock, authorized but unissued treasury shares held by the Company, or shares of Common Stock purchased on the open market by the Agent.

         B. In the event of any change in the number of outstanding shares of Common Stock by reason of a recapitalization, merger, consolidation, reorganization, separation, liquidation, stock split, stock dividend, combination of shares, or any other change in the corporate structure or shares of stock of the Company, the Board of Directors will make an appropriate adjustment, in accordance with applicable provisions of the Code and law, in the number and kind of shares which may be offered under the Plan, both in the aggregate and as to each Participant, the number of shares then subject to offerings theretofore made, and the price of shares offered under the Plan.

         C. If the Company shall not be the surviving corporation in any merger or consolidation, or survives only as a subsidiary of another entity, or if the Company is to be dissolved or liquidated, and unless a surviving corporation assumes or substitutes new options within the meaning of Section 424(a) of the Code, for all Options then outstanding under the Plan,

                  i. the Purchase Date for all Options then outstanding shall be accelerated to a date fixed by the Board of Directors prior to the effective date of such merger or consolidation or such dissolution or liquidation and shall be deemed to be exercised, and

                  ii. upon such effective date any unexercised Options shall expire.

13.      SECURITIES LAWS

         The Plan is intended to comply with Rule 16b-3 of the Securities Act of 1934, and shall be interpreted therewith. The Company shall not be obligated to issue any Common Stock pursuant to the Plan at any time when the shares have not been registered under the Securities Act of 1933, as amended, and such other state and federal laws, rules or regulations as the Company or the Board of Directors deems applicable and, in the opinion of legal counsel for the Company, there is no exemption from the registration requirements of such laws, rules or regulations available for the issuance and sale of such shares. Further, all Common Stock acquired pursuant to the Plan shall be subject to, and may be sold only in a manner consistent with the Company's Policy on Confidentiality-Insider Trading and other policies concerning compliance with securities laws and insider trading, as the same may be amended from time to time.

14.      ADMINISTRATION

         A. The Plan shall be administered by the Board of Directors. Notwithstanding the preceding sentence, the Board of Directors may delegate its authority to a Compensation Committee of at least two members of the Board of Directors. The members of the Compensation Committee shall serve at the pleasure of the Board of Directors. The interpretation and construction of any provision of the Plan, and the adoption of rules for administering the Plan, shall be made by the Board of Directors (or, in its place, the Compensation Committee). Determinations made by the Board of Directors (or the Compensation Committee) with respect to any matter or provision contained in the Plan shall be final, conclusive and binding upon the Company and all Participants, their beneficiaries and legal representatives. Any rule adopted by the Board of Directors (or the Compensation Committee) shall remain in full force and effect unless and until amended or repealed by the Board of Directors (or the Compensation Committee).

         B. The Board of Directors (or the Compensation Committee) shall have the right to appoint the Agent and any other entity or person, including Company employees, and to delegate to them certain functions or services to be performed in connection with Plan administration, and to name successors.

         C. The Participant or beneficiary, as the case may be, shall bear all costs and expenses associated with requests for the issuance of stock certificates, the sale of Common Stock, and a Participant's withdrawal from the Plan.

         D. The Agent will mail to each Participant's home address a quarterly statement showing the number of shares of Common Stock held beneficially for the Participant, the amount and derivation of cash in the Participant's Proceeds account, and any purchases of shares in the Offering Period that closed during the calendar quarter reflected in the statement.

         E. If at any time the number of shares as to which Options have been granted shall exceed the number of shares authorized for purchase under the Plan on a certain Purchase Date, the number of shares which may be purchased by each Participant shall be reduced proportionately. Payroll deductions not able to be used shall remain in the Participant's Proceeds account.

15.      AMENDMENT AND TERMINATION

         The Board of Directors may at any time terminate or amend the Plan, provided that no amendment may be made without approval of the shareholders of the Company if such amendment would increase the number of shares which may be available under the Plan, except by operation of Section 12 of the Plan, or materially modify the requirements as to eligibility for participation in the Plan.

16.      NONGUARANTEE OF EMPLOYMENT

         Neither eligibility to participate in, actual participation in, nor any provision of the Plan shall be construed as giving any eligible employee or Participant any employment right with the Company or a Subsidiary.

17.      AGENT FOR SERVICE OF PROCESS

         Legal process may be served upon the Secretary of the Company or the Chief Financial Officer, Sun Hydraulics Corporation, 1500 West University Parkway, Sarasota, FL 34243.

18.      SHAREHOLDER APPROVAL

         The effectiveness of this Plan is subject to its approval by the Company's shareholders at the next Annual Meeting of Shareholders, or within a twelve month period after the date the Plan is adopted by the Board of Directors. In the event shareholder approval of this Plan is not obtained within this period, the Plan shall terminate, all shares purchased under the Plan shall be returned to the Company, and the Agent shall refund to each Participant any Proceeds accumulated for the Participant and the current value of any shares of Common Stock then held by the Agent on the Participant's behalf.

                           SUN HYDRAULICS CORPORATION
                          1500 WEST UNIVERSITY PARKWAY
                               SARASOTA, FL 34243

     PROXY FOR THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD MAY 19, 2001.
               THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

   The undersigned, having received notice of the Annual Meeting of Shareholders of Sun Hydraulics Corporation to be held at 10:00 a.m., Eastern Daylight Savings Time, on Saturday, May 19, 2001, hereby designates and appoints Robert E. Koski and Clyde G. Nixon, and each of them with authority to act without the other, as attorneys and proxies for the undersigned, with full power of substitution, to vote all shares of Common Stock, par value $.001 per share, of Sun Hydraulics Corporation that the undersigned is entitled to vote at such Meeting or at any adjournment thereof, with all the powers the undersigned would possess if personally present, such proxies being directed to vote as specified below and in their discretion on any other business that may properly come before the Meeting.

This proxy when properly executed will be voted in the manner directed herein by the undersigned shareholder. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1 2, 3 AND 4.

1. Election of Ferdinand E. Megerlin and Clyde G. Nixon as Directors for a three-year term ending in 2004;

    [ ]  FOR ALL NOMINEES LISTED ABOVE                           [ ]  WITHHOLD AUTHORITY TO VOTE
         (except as marked to the contrary below)                     FOR ALL NOMINEES LISTED ABOVE

  (INSTRUCTIONS: To withhold authority to vote for any individual nominee, write that nominee's name on the space provided below.)

  ------------------------------------------------------------------------------

2. Approval of the adoption of the Sun Hydraulics Corporation 2001 Restricted Stock Plan;
      [ ] FOR                   [ ] AGAINST                   [ ] ABSTAIN

3. Approval of the adoption of the Sun Hydraulics Corporation Employee Stock Purchase Plan;
      [ ] FOR                   [ ] AGAINST                   [ ] ABSTAIN

                               (See reverse side)

4. Ratification of Appointment of PricewaterhouseCoopers LLP as Independent Certified Public Accountants of the Corporation;
      [ ] FOR                   [ ] AGAINST                   [ ] ABSTAIN

5. In their discretion the proxies are authorized to vote upon such other business as may properly come before the meeting.

   The undersigned reserves the right to revoke this Proxy at any time prior to the Proxy being voted at the Meeting. The Proxy may be revoked by delivering a signed revocation to the Company at any time prior to the Meeting, by submitting a later-dated Proxy, or by attending the Meeting in person and casting a ballot. The undersigned hereby revokes any proxy previously given to vote such shares at the Meeting.

                                                  ------------------------------
                                                           Signature(s)

                                                  Date                    , 2001
                                                    -----------------------

                                                  ------------------------------
                                                           Signature(s)

                                                  Date                    , 2001
                                                    -----------------------

                                                  NOTE: Please sign exactly as
                                                  name appears hereon. Joint
                                                  owners should each sign. When
                                                  signing as attorney, executor,
                                                  administrator, trustee,
                                                  guardian or corporate officer,
                                                  please give full title as
                                                  such.